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                                                                    EXHIBIT 10.4

                                   AGREEMENT


     THIS AGREEMENT is entered into this 16th day of August 2001 by and between GLOBAL MARINE INC., a Delaware corporation (the "Company"), and ________________ (the "Executive").

     WHEREAS, the Company's Board of Directors (the "Board") has determined that it is in the best interests of the Company and its stockholders to ensure that the Company and its affiliates will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a termination of the Executive's employment in certain circumstances, including following a Change in Control as defined herein; and

     WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened termination of the Executive's employment in such circumstances and to provide the Executive with compensation and benefits arrangements upon such a termination which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations;

     NOW, THEREFORE, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement with the Executive, and it is hereby agreed as follows:

1.   Definitions.  For purposes of this Agreement, the following terms will have
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the following meanings unless otherwise expressly provided in this Agreement:

     (a)  Beneficiary. "Beneficiary" means any individual, trust or other entity
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          named by the Executive to receive the severance payments and benefits payable hereunder in the event of the death of the Executive during the Salary Continuation Period or CIC Salary Continuation Period (both as defined hereunder). Executive may designate a Beneficiary to receive such payments and benefits by completing a form provided by the Company and delivering it to the Company's Corporate Secretary. The Executive may change his or her designated Beneficiary at any time (without the consent of any prior Beneficiary) by completing and delivering to the Company a new beneficiary designation form. If a Beneficiary has not been designated by the Executive, or if no designated Beneficiary survives the Executive, then the payment and benefits provided under this Agreement, if any, will be paid to the Executive's estate.

     (b)  Cause. "Cause" means an act or acts of misconduct harmful to the
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          Company or any of its affiliates, including without limitation any violation of any policy regarding the use and possession of alcohol, illegal drugs, firearms or dangerous weapons that is applicable to the employees of the Company and its affiliates generally, and will not mean inadequate performance or incompetence.
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     (c)  Change in Control.  A "Change in Control" means the occurrence of any
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          of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company or of any affiliate of the Company by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company or of any affiliate of the Company by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions will not constitute a Change in
               Control: (I) any acquisition by the Company or by any affiliate of the Company that remains under the Company's control, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company, (III) the sale, exchange, transfer or other disposition of substantially all of the assets of the Company or of any affiliate of the Company by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed to the Chief Executive Officer of the Company or of any affiliate of the Company by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed (the "CEO"), alone or with other officers, or a merger, consolidation or other reorganization involving the Company or any affiliate of the Company by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed and the CEO, alone or with other officers, or any entity in which the CEO (alone or with other officers) has, directly or indirectly, a substantial equity or ownership interest, (IV) a transaction otherwise commonly referred to as a "management leveraged buyout," or (V) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (I),
               (II), (III), or (IV) are satisfied; or

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest

                (meaning a solicitation of the type that would be subject to Rule 14a-ll of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any affiliate of the Company that remains under the Company's control, any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (iv) Approval by the stockholders of the Company of any plan or proposal which would result directly or indirectly in (A) a complete liquidation or dissolution of the Company or of any affiliate of the Company by which the Executive is employed, or
                (B) the liquidation, transfer, sale or other disposition of all or substantially all of the assets of the Company or of any affiliate of the Company by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed, other than to a corporation with respect to which following such sale or other disposition
                (I) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding the Company, any affiliate of the Company that remains under the Company's control, any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets.

     (d)  Disability.  "Disability" means the Executive's total disability as
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          defined under the terms of the Company's long-term disability plan in effect on the Date of Termination.

     (e)  Effective Period.  The "Effective Period" means the 36-month period
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          following any Change in Control.

     (f)  Good Reason. "Good Reason" means, unless the Executive has consented
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          in writing thereto, the occurrence of any of the following:

          (i) The assignment to the Executive of any duties inconsistent with the Executive's position, including any change in status, title, authority, duties or responsibilities or any other action which results in a diminution in such status, title, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or the Executive's employer promptly after receipt of notice thereof given by the Executive;

          (ii) A reduction by the Company or the Executive's employer in the Executive's base salary;

          (iii) The relocation of the Executive's office to a location more than 40 miles outside Houston, Texas;

          (iv) Following a Change in Control, unless a plan providing a substantially similar compensation or benefit is substituted,
                (A) the failure by the

               Company or any of its affiliates to continue in effect any material fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating prior to the Change in Control, or (B) the taking of any action by the Company or any of its affiliates which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit; or

          (v) Following a Change in Control, the failure of the Company or the affiliate of the Company by which the Executive is employed, or any affiliate which directly or indirectly owns or controls any affiliate by which the Executive is employed, to obtain the assumption in writing of the Company's obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company or such affiliate within 15 days after a reorganization, merger, consolidation, sale or other disposition of assets of the Company or such affiliate.

          For purposes of this Agreement, any good faith determination of "Good Reason" made by the Executive will be conclusive.

2.   Term.  The term ("Term") of this Agreement will commence on the date first
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above written (the "Commencement Date") and will end when the Executive is no longer an employee of GMI and its affiliates and has received all severance payments and benefits to which he or she is entitled under this Agreement.

3.   Notice of Termination.  Any termination of the Executive's employment by
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the Company, or by any affiliate of the Company by which the Executive is employed, for Cause, or by the Executive for Good Reason will be communicated by Notice of Termination to the other party hereto given in accordance with Paragraph 12 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the employment termination date. The failure to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause will not waive any right of the party giving the Notice of Termination hereunder or preclude such party from asserting such fact or circumstance in enforcing its rights hereunder.

4.   Date of Termination.  "Date of Termination" means the date of receipt of
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the Notice of Termination or any later date specified therein, or the
Executive's last date as an active employee of the Company and its affiliates before a termination of employment due to death or disability, or a termination other than for Cause, as the case may be.

5.   Obligations of the Company Upon Termination of Executive's Employment.
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     (a)  Termination of Employment for Good Reason or Other Than for Cause.
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          The Company will pay the following severance payments and benefits to the Executive upon the termination of the Executive's employment with the Company and its affiliates, by the Company or by any affiliate of the Company by which the Executive is employed, other than for Cause, or by the Executive for Good Reason within six months following the occurrence of any event constituting Good Reason:

          (i) Cash in the amount of the Executive's annual base salary through the Date of Termination to the extent not theretofore paid;

          (ii) Any and all compensation deferred under a deferred compensation plan or program of the Company or any of its affiliates in a lump sum cash payment;

          (iii) Cash in an amount equal to the product of two times the Executive's annual base salary at the rate in effect at the time Notice of Termination is given, payable in equal monthly installments over a period of two years following the Date of Termination (the "Salary Continuation Period");

          (iv) If recommended specifically in the Executive's case by the Company's Chief Executive Officer and approved specifically in the Executive's case by the Board's Compensation Committee, in their sole and absolute discretion, a lump sum cash amount equal to the sum of actual bonuses paid or payable, including any amount deferred (whether mandatory or elective), to the Executive in the two years immediately prior to the Date of Termination, payable within 30 days after the Date of Termination;

          (v) The continuation of the provision of health insurance, dental insurance and life insurance benefits for the Salary Continuation Period to the Executive and the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies of the Company as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Date of Termination; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein will be secondary to those provided under such other plan during such applicable period of eligibility;

          (vi) The continued accrual of years of service under any and all defined benefit retirement plans sponsored or maintained by the Company or by any affiliate controlled by the Company in effect on and in which the Executive was a participant on the Date of Termination, in each case for the Salary Continuation Period, but in no event beyond the date the Executive or Executive's spouse begins to receive a benefit under any such plan; and

          (vii) The immediate vesting of benefits under the Company's Executive Supplemental Retirement Plan of 1990, as amended and in effect at the Date of Termination, as if the Executive had attained at least age 55 and at least 5 years of service, thereby entitling the Executive to Normal Retirement Benefits commencing at any time on or after the Executive's Normal Retirement Date or Early Retirement Benefits commencing at any time on or after the Executive attains or would have attained age 55, in each case as such term is defined in said plan; and, to the extent permitted by applicable governmental laws and regulations, immediate eligibility for any and all non-pension post-retirement benefits under any and all plans and policies of the Company or any affiliate of the Company, as amended and in effect at the Date of Termination, as if the Executive had attained at least age 55 and regardless of whether or not the Executive actually retires under any pension or retirement plan, provided, however, that the Executive must also meet any and all other requirements under such plans and policies in order to participate in such benefits.


     (b)  Termination of Employment Following a Change in Control.  If, during
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          the Effective Period, the Company or any affiliate of the Company by which the Executive is employed terminates the Executive's employment, other than for Cause, or any event constituting Good Reason occurs and the Executive terminates employment with the Company for Good Reason within six months after such occurrence, the Company will pay the following to the Executive:

          (i) Cash in the amount of the Executive's annual base salary through the Date of Termination to the extent not theretofore paid;

          (ii) Any and all compensation deferred under a deferred compensation plan or program of the Company or any of its affiliates in a lump sum cash payment;

          (iii) Cash in an amount equal to the product of three times the Executive's annual base salary at the greater of (A) the rate in effect at the time Notice of Termination is given or (B) the rate in effect immediately preceding the Change in Control, payable in equal monthly installments over a period of three years following the Date of Termination (the "CIC Salary Continuation Period");

          (iv) A lump sum cash amount equal to the product of three times the highest total bonus paid or payable in any one year, including any amounts deferred (whether mandatory or elective), to the Executive in the three years immediately prior to the Date of Termination;

          (v) The continuation of the provision of health insurance, dental insurance and life insurance benefits for the CIC Salary Continuation Period to the Executive and the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies of the Company as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Period or on the Date of Termination, at the election of the Executive; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein will be secondary to those provided under such other plan during such applicable period of eligibility;

          (vi) The continued accrual of years of service under any and all defined benefit retirement plans sponsored or maintained by the Company or by any affiliate controlled by the Company in effect on and in which the Executive was a Participant on the Date of Termination, in each case for the CIC Salary Continuation Period, but in no event beyond the date the Executive or Executive's spouse begins to receive a benefit under any such plan; and

          (vii) The immediate vesting of benefits under the Company's Executive Supplemental Retirement Plan of 1990, as amended and in effect at either the Date of Termination or immediately preceding the Change in Control, at the election of the Executive, as if the Executive had attained at least age 55 and at least 5 years of service, thereby entitling the Executive to Normal Retirement Benefits commencing at any time on or after the Executive's Normal Retirement Date or Early Retirement Benefits commencing at any time on or after the Executive attains or would have attained age 55, in each case as such term is defined in said plan; and, to the extent permitted by applicable governmental laws and regulations, immediate eligibility for any and all non-pension post-retirement benefits under any and all plans and policies of the Company or any affiliate of the Company, as amended and in effect at either the Date of Termination or immediately preceding the Change in Control, at the election of the Executive, as if the Executive had attained at least age 55 and regardless of whether or not the Executive actually retires under any pension or retirement plan, provided, however, that the Executive must also meet any and all other requirements under such plans and policies in order to participate in such benefits.

     (c)  Termination of Employment Upon Executive's Disability.  In the event
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          of the termination of the Executive's employment with the Company and its affiliates due to the Executive's Disability, the Company will pay to the Executive the severance payments and benefits listed in paragraph 5(a) of this Agreement; provided, however, that the amounts that the Executive would otherwise be entitled to receive under this Agreement in the amount of or otherwise in respect of the Executive's annual base salary will be reduced by the amount of any disability payments received by the Executive that have been funded or insured wholly or in part at the expense of the Company or any affiliate of the Company.

     (d)  Effect of Death. In the event of the Executive's death during the
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          Salary Continuation Period or the CIC Salary Continuation Period, the
          severance payments and benefits listed in paragraphs 5(a) or 5(b) of this Agreement, as applicable, will be paid to the Executive's Beneficiary for remainder of the Salary Continuation Period or the CIC Salary Continuation Period, as the case may be.

     (e)  "Basic Earnings" Under Retirement Plans.  Any and all amounts paid
          ---------------------------------------
          under this Agreement in the amount of or otherwise in respect of the Executive's annual base salary and bonuses, whether or not deferred under a deferred compensation plan or program, are intended to be and will be "Basic Earnings" for purposes of determining Basic Earnings under any and all retirement plans sponsored or maintained by the Company or by any affiliate controlled by the Company.

6.   Acceleration of Restricted Stock Awards Upon a Change in Control.  Upon a
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Change in Control, all conditions, contingencies and other restrictions will be removed from the full number of shares of stock subject to any and all performance stock and other restricted stock grants, if any, that have been awarded to the Executive under any and all stock plans of the Company, and said full number of shares will immediately vest and be issued and delivered to the Executive free of any and all conditions, contingencies and other restrictions.

7.   Effect of Retirement or Attainment of Age 65.  In the event the Executive
     --------------------------------------------
or the Executive's spouse begins to receive a benefit under one or more retirement plans sponsored or maintained by the Company or by any affiliate of the Company before the Executive becomes or would have become eligible for Normal Retirement under any such plan at age 65, the amounts that the Executive or the Executive's spouse would otherwise be entitled to receive under this Agreement in the amount of or otherwise in respect of the Executive's annual base salary will be reduced by the amount of any payments received by the Executive or the Executive's spouse under such plan or plans. Furthermore, in no event will the severance payments or benefits provided for under this Agreement be paid or otherwise provided to the Executive, the Executive's spouse, or the Beneficiary beyond the date the Executive becomes or would have become eligible for normal retirement at age 65 under one or more of the retirement plans sponsored or maintained by the Company or any affiliate of the Company.

8.   Mitigation of Damages.  The Executive will not be required to mitigate
     ---------------------
damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise. Except as otherwise specifically provided in this Agreement, the amount of any payment provided for under this Agreement will not be reduced by any compensation earned by the Executive as the result of self-employment or employment by another employer or otherwise.

9.   Tax Effect.
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     (a)  If the Company's independent accounting firm determines that any payment or distribution by the Company or its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, and whether paid or payable or distributed or distributable in cash, stock or any other form) (a "Payment") constitutes a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) ("Parachute Payment") which would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Basic Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount which is sufficient to cover any and all federal, state and local income taxes and Medicare tax applicable to the Gross-Up Payment, including, without limitation, any further excise tax imposed by Section 4999 of the Code on or with respect to the Gross-Up Payment, plus payment of the Basic Excise Tax.

     (b) Subject to the provisions of paragraph 9(d) below, all determinations required to be made under this paragraph 9, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, will be made by the Company's independent accounting firm, which will provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and disbursements of the Company's independent accounting firm will be paid by the Company.

     (c) Any Gross-Up Payment will be paid by the Company to the Executive within five days of the Company's receipt of the determination of the Company's independent accounting firm. If such firm determines that no Basic Excise Tax is payable by the Executive, it will furnish the Executive with a written opinion that the Executive has substantial authority not to report any Basic Excise Tax on the Executive's Federal income tax return. If the Executive is subsequently required to make a payment of any Basic Excise Tax, then the Company's independent accounting firm will determine the amount of the corresponding Gross-Up Payment, and any such Gross-Up Payment will be promptly paid by the Company to or for the benefit of the Executive. The fees and disbursements of the Company's independent accounting firm will be paid by the Company.

     (d) The Executive will notify the Company in writing within 15 days of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. If the Company notifies the Executive in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this paragraph, the Executive will:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company will bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and will indemnify and hold the Executive harmless, on an after-tax basis, for any Basic Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. The Company will control all proceedings taken in connection with such contest; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company will advance the amount of such payment to the Executive, on an interest-free basis, and will indemnify and hold the Executive harmless, on an after-tax basis, from any Basic Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance.

     (e) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 9(d)(iv), the Executive becomes entitled to receive any refund with respect to such claim, the Executive will, within 10 days of receipt thereof, pay to the Company the amount of such refund, together with any interest paid or credited thereon after taxes applicable thereto. If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 9(d)(iv), a determination is made that the Executive will not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

10.  Confidential Information; Non-solicitation.  During all periods while the
     ------------------------------------------
Executive is an employee of the Company or any of its affiliates and during any Salary Continuation Period or CIC Salary Continuation Period, the Executive covenants and agrees as follows:

     (a) to hold in a fiduciary capacity for the benefit of the Company and its affiliates all secret, proprietary or confidential material, knowledge, data or any other information relating to the Company or any of its affiliated companies and their respective businesses ("Confidential Information"), which has been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and that has not been, is not now and hereafter does not become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement), and will not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it; the Executive further agrees to return to the Company any and all records and documents (and all copies thereof) and all other property belonging to the Company or relating to the Company, its affiliates or their businesses, upon termination of Executive's employment with the Company and its affiliates; and,

     (b) not to solicit or entice any other employee of the Company or its affiliates to leave the Company or its affiliates to go to work for any other business or organization which is in direct or indirect competition with the Company or any of its affiliates, nor request or advise a customer or client of the Company or its affiliates to curtail or cancel such customer's business relationship with the Company or its affiliates.

11.  Rights and Remedies Upon Breach.  If the Executive breaches, or threatens
     -------------------------------
to commit a breach of, any of the provisions contained in paragraph 10 of this Agreement (the "Restrictive Covenants"), the Company will have the following rights and remedies, each of which rights and remedies will be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

     (a)  Specific Performance.  The right and remedy to have the Restrictive
          --------------------
          Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

     (b)  Accounting.  The right and remedy to require the Executive to account
          ----------
          for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the Restrictive Covenants.

     (c)  Cessation of Severance Benefits. The right and remedy to cease any
          -------------------------------
          further severance, benefit or other compensation payments under this Agreement to the Executive or the Beneficiary from and after the commencement of such breach by the Executive.

The Executive hereby acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants will not thereby be affected and will be given full effect without regard to the invalid portions.

12.  Notices.  Any notice provided for in this Agreement will be given in
     -------
writing and will be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, on the date of actual receipt thereof. Notices will be properly addressed to the parties at their respective addresses set forth below or to such other address as either party may later specify by notice to the other in accordance with the provisions of this paragraph:

     If to the Company:

     Global Marine Inc.
     777 North Eldridge Parkway
     Houston, Texas  77079-4493
     Attention: General Counsel

     If to the Executive:

     ____________________________
     ____________________________
     ____________________________

13.  Entire Agreement.  This Agreement contains the entire agreement between the
     ----------------
parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, without limitation, any and all prior employment or severance agreements and related amendments entered into between the Company and the Executive. Furthermore, the severance payments and benefits provided for under this Agreement are separate and apart from and, to the extent they are actually paid, will be in lieu of any payment under any plan or policy of the Company or any of its affiliates regarding severance payments generally.

14.  Waivers and Amendments.  This Agreement may be amended, superseded,
     ----------------------
canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

15.  Governing Law.  This Agreement will be governed by and construed in
     -------------
accordance with the laws of the state of Texas (without giving effect to the choice of law provisions thereof), where the employment of the Executive will be deemed, in part, to be performed, and enforcement of this Agreement or any action taken or held with respect to this Agreement will be taken in the courts of appropriate jurisdiction in Houston, Texas.

16.  Assignment.  This Agreement, and any rights and obligations hereunder, may
     ----------
not be assigned by the Executive and may be assigned by the Company only to any successor in interest, whether by merger, consolidation, acquisition or the like, or to purchasers of substantially all of the assets of the Company.

17.  Binding Agreement.  This Agreement will inure to the benefit of and be
     -----------------
binding upon the Company and its respective successors and assigns and the Executive and his legal representatives.

18.  Counterparts.  This Agreement may be executed in separate counterparts,
     ------------
each of which when so executed and delivered will be deemed an original, but all of which together will constitute one and the same instrument.

19.  Headings.  The headings in this Agreement are for reference purposes only
     --------
and will not in any way affect the meaning or interpretation of this Agreement.

20.  Authorization.  The Company represents and warrants that the Board of
     -------------
Directors of the Company has authorized the execution of this Agreement.

21.  Validity.  The invalidity or unenforceability of any provisions of this
     --------
Agreement will not affect the validity or enforceability of any other provisions of this Agreement, which will remain in full force and effect.

22.  Tax Withholding.  The Company will have the right to deduct from all
     ---------------
benefits and/or payments made under this Agreement to the Executive any and all taxes required by law to be paid or withheld with respect to such benefits or payments.

23.  No Contract of Employment.  Nothing contained in this Agreement will be
     -------------------------
construed as a contract of employment between the Company or any of its affiliates and the Executive, as a right of the Executive to be continued in the employment of the Company or any of its affiliates, or as a limitation of the right of the Company or any of its affiliates to discharge the Executive with or without cause.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

     The Company                        The Executive
     GLOBAL MARINE INC.

                                        ________________________
     By:  ________________________      [Name]
          Robert E. Rose
          Chairman, President
          and Chief Executive Officer